Exhibit 4.1

FRONTIER COMMUNICATIONS CORPORATION

and

The Bank of New York Mellon,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of September 17, 2014

Section 5.05 Successors	15

Section 5.06. Severability	15

Section 5.07. Counterpart Originals	15

Section 5.08. Table of Contents, Headings, etc	15

EXHIBIT A	A-1

SIXTH SUPPLEMENTAL INDENTURE, dated as of September 17, 2014 (this “Sixth Supplemental Indenture”), between FRONTIER COMMUNICATIONS CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of April 9, 2009 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of April 9, 2009 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of October 1, 2009 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 22, 2012 (the “Third Supplemental Indenture”),   the Fourth Supplemental Indenture, dated as of August 15, 2012, as amended (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of April 10, 2013 (the “Fifth Supplemental Indenture” and, together with the Base Indenture,  the First Supplemental Indenture,  the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Sixth Supplemental Indenture, the “Indenture”), providing for the authentication, issuance and delivery of notes to be issued in one or more series from time to time by the Company (the “Securities”);

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as its 6.250% Senior Notes due 2021 (the “Notes”) to be issued under the Indenture in an aggregate principal amount of $775,000,000, which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, the Company desires to supplement and amend the provisions of the Indenture to issue the Notes;

WHEREAS, Section 9.01 of the Base Indenture expressly permits the Company, when authorized by a Board Resolution, and the Trustee, upon the written request of the Company, to enter into one or more supplemental indentures for the purposes, inter alia, of providing for the issuance of and establishing the forms and terms of Notes of any series as permitted by Sections 2.01 and 2.02 of the Base Indenture, and permits the execution of such supplemental indentures without the consent of the Holders of any Notes then Outstanding;

WHEREAS, for the purposes hereinabove recited, and pursuant to a Board Resolution and due corporate action, the Company has duly determined to execute and deliver to the Trustee this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture;

WHEREAS, no consent of any Holder is required to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof has been in all respects duly authorized.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

Article 1. Definitions.

Section 1.01. Generally. Unless the context otherwise requires:

(a) A term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b) A term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) A reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

(d) All dollars are United States dollars.

Section 1.02. Definitions Used Herein. For all purposes of this Supplemental Indenture, except as expressly provided or unless the context otherwise requires, the terms defined in this Section 1.02 shall have the respective meanings specified in this Section 1.02.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or Indebtedness of a Subsidiary of the Company assumed in connection with an Asset Acquisition by such Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Subsidiary or such Asset Acquisition.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Asset Acquisition” means (1) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries; or (2) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries that constitute substantially all of a division, operating unit or line of business of such Person.

“AT&T Transaction” means the Company’s prospective acquisition, pursuant to the Stock Purchase Agreement, of all of the issued and outstanding capital stock of The Southern New England Telephone Company and SNET America, Inc. from AT&T Inc.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Capital Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of Indebtedness shall be the capitalized amount of the obligations determined in accordance with GAAP consistently applied.

“Capital Stock” means, with respect to any entity, any and all shares, interests, participations or other equivalents (however designated) of or in such entity’s Common Stock or other equity interests, and options, rights or warrants to purchase such Common Stock or other equity interests, whether now outstanding or issued after the Issue Date.

“Change of Control” means the occurrence of any of the following:

(1)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(2)

any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company; provided that a transaction in which the Company becomes a Subsidiary of another Person shall not constitute a Change of Control if (a) the stockholders of the Company immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom the Company is then a Subsidiary and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company; or

(3)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Common Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other lenders, including the Rural Telephone Finance Cooperative, providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, letters of credit or other borrowings, including capital markets debt, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Designated Subsidiary” means any Subsidiary of the Company (a) the Capital Stock of which the Company intends to distribute to its shareholders or (b) the assets or Capital Stock of which the Company intends to sell or otherwise dispose of to any Person other than the Company or any of its Subsidiaries, in each case, as evidenced by a Board Resolution.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes.

“Escrow Agent” means The Bank of New York Mellon, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement,  dated as of September 17, 2014, among the Company, the Trustee, the Escrow Agent and J.P. Morgan Securities LLC, as the representative of several underwriters listed in Schedule 1 to the Underwriting Agreement.

“Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination, unless otherwise specified, shall be conclusive if evidenced by a Board Resolution.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time. All ratios and computations contained or referred to in this Supplemental Indenture and the Base Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Notes” means, individually and collectively, each of the Notes that is a Global Security, issued in accordance with Section 2.05 hereof, substantially in the form of Exhibit A hereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary and (2) neither the accrual of interest nor the accretion or amortization of original issue discount nor the payment of interest or dividend in the form of additional Indebtedness shall be considered an Incurrence of Indebtedness.

 “Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)

all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4)

all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)	all Capital Lease Obligations of such Person;

(6)

all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)

to the extent not otherwise included in this definition, obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements, except for Interest Rate Agreements, Commodity Agreements and Currency Agreements entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk; and

(9)

all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

 The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

(A)

that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)

that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C)	that Indebtedness shall not include:

(I)	any liability for federal, state, local or other taxes;

(II)	workers’ compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided in the ordinary course of business;

(III)

 obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its Incurrence; or

(IV)	any Indebtedness defeased or called for redemption.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Issue Date” means September 17, 2014.

 “Lien” means, with respect to any property or assets, including Capital Stock, any mortgage or deed of trust, pledge, lien, hypothecation, assignment, deposit arrangement, security interest, charge, easement or zoning restriction that materially impairs usefulness or marketability, encumbrance, security agreement, Capital Lease Obligation, conditional sale, any other agreement that has the same economic effect as any of the above, or any sale and leaseback transaction.

“Mandatory Redemption”  shall have the meaning set forth in Section 4.03 hereto.

“Mandatory Redemption Event”  shall have the meaning set forth in Section 4.03 hereto.

“Mandatory Redemption Price”  shall have the meaning set forth in Section 4.03 hereto.

“Mandatory Redemption Notice”  shall have the meaning set forth in Section 4.03 hereto.

“Moody’s” means Moody’s Investor Services, Inc. or any successor rating agency.

“Permitted Amount” means, at any time, the sum of (a) 10% of the value of the consolidated total assets of the Company and (b) 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Company, in each case, as shown on, or computed from, the most recent quarterly or annual consolidated balance sheet filed by the Company with the Commission or provided to the Trustee.

“Ratings Agencies” means Moody’s and S&P.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by the Company or any third-party to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies): (1) in the event that the Notes have an Investment Grade Rating by both Ratings Agencies, the Notes cease to have an Investment Grade Rating by one or both of the Ratings Agencies, or (2) in any other event, the rating of the Notes by either of the Ratings Agencies decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

 “Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of December 16, 2013 (as amended as of the date hereof and as may be further amended from time to time), between AT&T Inc. and the Company.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trigger Date” means August 17, 2015.

“Underwriting Agreement” means the Underwriting Agreement, dated September 3, 2014, between the Company and J.P. Morgan Securities LLC as representative of the several underwriters listed in Schedule 1 thereto.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the Board of Directors of such Person.

Article 2. Terms and Conditions of the Notes.

There is hereby authorized the following new series of Notes:

Section 2.01. Designation and Principal Terms.

(a) The Notes are hereby authorized and designated as the “6.250% Senior Notes due 2021.”

(b) The Notes shall be in an aggregate principal amount of $775,000,000, shall bear interest at a rate of 6.250% per annum, shall mature on September 15, 2021 and are subject to optional redemption, in whole or in part, at any time prior to the stated maturity date thereof pursuant to the terms set forth in Article 4 hereof. The Specified Currency of the Notes shall be U.S. dollars. The Notes are not subject to a sinking fund.

(c) The date from which interest shall accrue on the Notes, the interest payment dates of the Notes, the record date with respect to each payment of interest on the Notes and certain other terms of the Notes are set forth in the form of Note attached hereto.

Section 2.02. Issuance of Additional Notes. Subject to Section 2.02 of the Base Indenture, the Company shall be permitted to amend this Supplemental Indenture in order to increase the aggregate principal amount of the Notes issued hereunder without the consent of the Holders of Notes.

Section 2.03. Denominations. The Notes shall be issuable only in registered form, without interest coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 2.04. Form of Note. The Notes are to be substantially in the form attached hereto as Exhibit A and shall have the terms set forth therein.

Section 2.05. Global Notes. The Notes shall be issued in the form of Global Notes. Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions as required by the Indenture.

Section 2.06. Other Terms. The Notes shall be senior unsecured indebtedness of the Company and shall rank pari passu with all of the Company’s other senior unsecured indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that Notes shall be exchangeable for other Notes to the extent provided herein or in the Base Indenture.

Article 3. Covenants.

In addition to the covenants set forth in Article Four of the Base Indenture, the following additional covenants shall apply to the Company in connection with the Notes:

Section 3.01. Limitation on Subsidiary Indebtedness. The Company shall not permit any of its Subsidiaries to Incur any Indebtedness, other than

(A)

Indebtedness of any Subsidiary of the Company consisting of (i) Guarantees by such Subsidiary of Indebtedness of the Company under Credit Facilities or (ii) Liens granted by such Subsidiary to secure such Guarantee or such Indebtedness of the Company, in an aggregate principal amount (without duplication), when taken together with the aggregate principal amount of Indebtedness secured by Liens on the property or assets (which includes capital stock) of the Company and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of Section 3.02, not to exceed the Permitted Amount at the time of Incurrence of such Guarantee or Lien;

(B)

Indebtedness of any Designated Subsidiary or any Subsidiary of such Designated Subsidiary, provided that, with respect to this clause (B) only, no portion of such Indebtedness is recourse to the Company or any of its other Subsidiaries;

(C)	Acquired Indebtedness;

(D)	Indebtedness existing on the Issue Date of any Subsidiary of the Company;

(E)

Indebtedness of any Subsidiary of the Company issued in exchange for, or the net proceeds of which are used or will be used to extend, refinance, renew, replace, defease or refund, other Indebtedness that was permitted by this Supplemental Indenture to be Incurred under clause (C) or (D) of this Section 3.01; or

(F)	Indebtedness in an aggregate principal amount, at anytime outstanding, not to exceed $250.0 million.

The maximum amount of Indebtedness that may be Incurred pursuant to this Section 3.01 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Section 3.02. Limitations on Liens. The Company will not, and will not permit any of its Subsidiaries to, allow any Lien on any of the Company’s or its Subsidiaries’ property or assets (which includes capital stock) securing Indebtedness, unless the Lien secures the Notes equally and ratably with, or prior to, any such Indebtedness secured by such Lien, for so long as such other Indebtedness is so secured, subject to certain exceptions described in this Section 3.02. This Section 3.02 shall not apply to secured debt which the Company or its Subsidiaries may issue, assume, guarantee or permit to exist up to 10% of the value of the consolidated total assets of the Company as shown on, or computed from, the most recent quarterly or annual balance sheet prepared in accordance with GAAP and filed by the Company with the Commission or provided to the Trustee. In addition, this Section 3.02 shall not apply to:

(1)

Liens securing Indebtedness and other obligations under any senior bank financing of the Company or any of its Subsidiaries, including Guarantees of Indebtedness and other obligations under such senior bank financings, in an amount of up to 20% of the sum of the total consolidated current assets and net property, plant and equipment of the Company as shown on, or computed from, the most recent quarterly or annual balance sheet prepared in accordance with GAAP and filed by the Company with the Commission or provided to the Trustee;

(2)	Liens existing on the Issue Date;

(3)	Liens on property that exist when the Company acquires the property that secure payment of the purchase price of the property;

(4)	Liens securing debt that any Subsidiary of the Company owes to the Company or to any other Subsidiary of the Company;

(5)

Liens on property, shares of stock or Indebtedness of any entity that exists when (a) it becomes a Subsidiary of the Company, (b) it is merged into or consolidated with the Company or any of its Subsidiaries, or (c) the Company or any of its Subsidiaries acquires all or substantially all of the assets of the entity, provided that no such Lien extends to any other property of the Company or any of its Subsidiaries;

(6)	Liens on property to secure debt incurred for development or improvement of the property;

(7)

Liens securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other similar nondelinquent obligations, in each case incurred in the ordinary course of business;

(8)

Liens securing purchase money Indebtedness or Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

(9)

Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Company’s access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company to provide collateral to the depository institution;

(10)	pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation;

(11)	statutory Liens and Liens for taxes, assessments or other governmental charges for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

(12)

Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

(13)

Liens on personal property (other than shares or debt of the Company’s Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program;

(14)

Liens securing financings in amounts up to the value of assets, businesses and properties acquired after the Issue Date; or any Lien upon any property to secure all or part of the cost of construction thereof or to secure debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose; and

(15)	extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, Incur Liens securing Indebtedness or other obligations pursuant to the second sentence or clause (1) of the first paragraph of this Section 3.02, unless, after giving effect to the Incurrence of such Liens, the aggregate amount (without duplication) of (a) the Indebtedness and other obligations secured by Liens on the property or assets (which includes Capital Stock) of the Company and its Subsidiaries Incurred pursuant to the second sentence and clause (1) of the first paragraph of this Section 3.02 plus (b) the Indebtedness of the Company’s Subsidiaries Incurred pursuant to clause (A) of the first paragraph of Section 3.01 shall not exceed the Permitted Amount at the time of the Incurrence of such Liens.

Section 3.03. Repurchase of Notes upon a Change of Control Triggering Event.  If a Change of Control Triggering Event occurs with respect to the Notes, each Holder of the Notes will have the right to require the Company to repurchase all or any part, equal to $2,000 and integral multiples of $1,000, of that Holder’s Notes (a “Change of Control Offer”) on the terms set forth in this Supplemental Indenture at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes to the applicable date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, if the Company had not, prior to the Change of Control Triggering Event, sent a redemption notice, with a copy to the Trustee, for all the Notes in connection with an optional redemption permitted by Article 4 hereof, the Company will mail a notice (the “Change of Control Notice”), with a copy to the Trustee, to each registered Holder briefly describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to repurchase Notes on the date specified in such Change of Control Notice (the “Change of Control Payment Date”), pursuant to the procedures required by this Supplemental Indenture and described in such notice (which procedures shall be reasonably acceptable to the Trustee). Provided that a definitive agreement relating to the Change of Control is in place at the time the Change of Control Offer is made, the Change of Control Notice shall state that the Change of Control Offer is conditional upon the occurrence of the relevant Change of Control Triggering Event. The Change of Control Notice shall also specify the date by which such notice was required to be given, the date by which the Holders have to make an election to repurchase and the procedures therefor, and whether the Holders may withdraw their election to repurchase and the procedures therefor.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.03, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 3.03 by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent, by 10:00 a.m. New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3)

deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Company will determine whether the Notes are properly tendered, and the Trustee has no responsibility for, and may conclusively rely, upon the Company’s determination with respect thereto. Subject to receipt of funds by the Paying Agent, the Paying Agent shall promptly mail to each registered Holder of Notes who has properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate, pursuant to Section 2.03 of the Indenture, and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 and integral multiples of $1,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

This Section 3.03 shall be applicable, except as described in Section 3.03, following a Change of Control Triggering Event notwithstanding Article 4 hereof.

Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this

Section 3.03 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The Company may make a Change of Control Offer in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

Section 3.04. Termination of Certain Covenants. In the event that the Notes receive a rating equal to or greater than BBB- by S&P and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of either such agency shall be modified after the date hereof (with a stable or better outlook in the case of a rating equal to BBB- by S&P and Baa3 by Moody’s) (each such rating, an “Investment Grade Rating”), and notwithstanding that the Notes may later cease to have an Investment Grade Rating from either S&P or Moody’s or both, the Company and its Subsidiaries shall be released from their obligations to comply with Section 3.01. The Trustee shall be entitled to receive, and may conclusively rely upon, an Officers’ Certificate specifying that an Investment Grade Rating has occurred and stating that, pursuant to this Section 3.04, the Company has been released from its obligations to comply with Section 3.01.

Section 3.05. Defeasance. The covenants herein shall be subject to defeasance as and to the extent provided in Article 8 of the Base Indenture.

Article 4. Redemption.

Section 4.01. Optional Redemption. The Notes may be redeemed at the Company’s election, in whole or in part, at any time prior to June 15, 2021 at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then Outstanding; and

(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

The Notes may be redeemed at the Company’s election, in whole or in part, at any time on or after June 15, 2021, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Company selects a redemption date that is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such interest record date.

The Company shall mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

To the extent any of the provisions of this Article 4 conflict with Article 3 of the Base Indenture, the terms of this Article 4 shall be controlling.

Section 4.02. Partial Redemption. If less than all of the Notes are to be redeemed, selection of the Notes for redemption shall be made by the Trustee as follows:

(a)	if the Notes are listed on any national securities exchange, in compliance with the requirements of such national securities exchange; or

(b)

if the Notes are not so listed, on a pro rata basis (subject to the procedures of the Depositary) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee shall deem to be fair and appropriate.

No Note of $2,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption mailed pursuant to Section 4.01 relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note.

Section 4.03. Mandatory Redemption

In the event that (a) the AT&T Transaction is not consummated on or before the Trigger Date or (b) at any time prior to the Trigger Date, the Stock Purchase Agreement is terminated (either such event being a “Mandatory Redemption Event”), the Company will redeem all of the Notes (the “Mandatory Redemption”) at the Mandatory Redemption Price. The “Mandatory Redemption Price” will be a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Mandatory Redemption Date (as defined below). Notice of the occurrence of a Mandatory Redemption Event shall be delivered by the Company (a “Mandatory Redemption Notice”) to the Escrow Agent. Concurrently with the delivery of the Mandatory Redemption Notice, the Company shall request the Trustee to, at the Company’s expense, deliver (in accordance with the procedures of the Depositary or otherwise by first-class mail to each Holder’s registered address) a notice that a Mandatory Redemption is to occur. Within two business days (or such other minimum period as may be required by the Depositary) after the Company’s delivery of a Mandatory Redemption Notice, the Company will effect the Mandatory Redemption (the date of such redemption, the “Mandatory Redemption Date”) in accordance with the Escrow Agreement. For avoidance of doubt, the provisions of Section 3.02 of the Base Indenture relating to the means and timing of delivery of a notice of redemption shall not apply to a Mandatory Redemption.

Notwithstanding anything to the contrary contained in Article 9 of the Base Indenture, the provisions of this Section 4.03 may be waived or modified with the written consent of Holders of at least 90% in principal amount of the Notes outstanding.

Article 5. Miscellaneous.

Section 5.01. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 5.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

Section 5.03. Direction to Trustee. The Company hereby directs the Trustee to execute and deliver this Supplemental Indenture pursuant to Section 9.01 of the Base Indenture.

Section 5.04. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 5.05. Successors. All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 5.06. Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Counterpart Originals. The parties may sign counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.

Section 5.08. Table of Contents, Headings, etc. The Table of Contents and headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the date first above written.

COMPANY:

FRONTIER COMMUNICATIONS CORPORATION

By: /s/ John M. Jureller

Name:    John M. Jureller

Title:    Executive Vice President and

            Chief Financial Officer

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ Laurence J. O’Brien

Name:    Laurence J. O’Brien

Title:    Vice President

EXHIBIT A

[FACE OF NOTE]

[IF THIS NOTE IS TO BE A GLOBAL NOTE, INSERT:]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PURSUANT TO A RECOMMENDATION PROMULGATED BY THE COMMITTEE ON UNIFORM SECURITY IDENTIFICATION PROCEDURES, THE COMPANY HAS CAUSED CUSIP NUMBERS TO BE PRINTED ON THE NOTES AND THE TRUSTEE MAY USE CUSIP NUMBERS IN NOTICES OF REDEMPTION OR REPURCHASE AS A CONVENIENCE TO HOLDERS.  NO REPRESENTATION IS MADE AS TO THE ACCURACY OF SUCH NUMBERS EITHER AS PRINTED ON THE NOTES OR AS CONTAINED IN ANY NOTICE OF REDEMPTION OR REPURCHASE AND RELIANCE MAY BE PLACED ONLY ON THE OTHER IDENTIFICATION NUMBERS PLACED THEREON.

[IF THIS NOTE WILL NOT BE HELD THROUGH DTC, INSERT: “THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. THE ISSUE DATE IS APRIL 9, 2009. INFORMATION REGARDING THE ISSUE PRICE, THE YIELD TO MATURITY AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT UNDER THIS NOTE CAN BE PROMPTLY OBTAINED BY SENDING A WRITTEN REQUEST TO THE TREASURER OF THE ISSUER AT 3 HIGH RIDGE PARK, STAMFORD, CONNECTICUT 06905.”]

Frontier Communications Corporation

No. ___	6.250% SENIOR NOTES DUE 2021

CUSIP No. 35906AAP3	$____________

Frontier Communications Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay                           , or its registered assigns, the principal sum of $ (United States dollars) or such other principal amount as shall be set forth under “Schedule of Increases or Decreases in Note” attached hereto on September 15, 2021 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on March 15 and September  15 of each year (each, an “Interest Payment Date”), commencing March 15, 2015, and on the Maturity Date (or on any redemption or repayment date) the amount of interest on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Note, from and including September 17, 2014 or from but excluding the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

A-1

The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date, will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on March 1 or September 1 (in each case, whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor, shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal, any premium and the interest due on the Maturity Date (or on any redemption or repayment date) of this Note will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Company may determine. At the option of the Company, interest on the Notes may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

Frontier Communications Corporation

By:_________________________

Name:

Title:

By:_________________________

Name:

Title:

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon, as Trustee

By:_____________________________

Authorized Officer

A-1

[REVERSE OF NOTE]

1.

INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Company (hereinafter called the “Securities”), all issued or to be issued under and pursuant to the Indenture, dated as of April 9, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of April 9, 2009 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of October 1, 2009 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 22, 2012  (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of August 15, 2012, as amended (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of April 10, 2013 (the “Fifth Supplemental Indenture”) and the Sixth Supplemental Indenture, dated as of September 17, 2014 (the “Sixth Supplemental Indenture”  together with the Base Indenture,  the First Supplemental Indenture,  the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Company has appointed the Trustee as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Company) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. This Note is one of the series designated on the face hereof initially limited in aggregate principal amount to $775,000,000.

(b) All capitalized terms used in this Note which are defined in the indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2.

AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

3.	OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, and in the coin or currency herein prescribed.

4.	OPTIONAL REDEMPTION. This Note is redeemable at the Company’s election, in whole or in part, at any time prior to June 15, 2021, at a redemption price equal to the greater of:

1.	100% of the principal amount of the Notes to be redeemed then Outstanding; and

2.

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50-basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

This Note is redeemable at the Company’s election, in whole or in part, at any time on or after June 15, 2021, at a redemption price equal to 100% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

If the Company selects a redemption date that is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, shall be paid to the person in whose name the Note is registered at the close of business on such Record Date.

The Company will mail a notice of redemption at least 30 days, but not more than 60 days, before the redemption date to each Holder of the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

For purposes of the foregoing, the following terms shall have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date:

1.

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

2.

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the

Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

5.

MANDATORY REDEMPTION.  In the event that (a) the AT&T Transaction is not consummated on or before the Trigger Date or (b) at any time prior to the Trigger Date, the Stock Purchase Agreement is terminated (either such event being a Mandatory Redemption Event), the Company will redeem all of the Notes at a Mandatory Redemption Price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the Mandatory Redemption Date.

6.

REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the Outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

7.

CERTAIN COVENANTS. The Indenture restricts the ability of the Company and its Subsidiaries to incur Indebtedness at the Company’s Subsidiaries, create certain Liens and merge or consolidate with other companies. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

8.

EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

9.

DEFEASANCE. The Indenture contains provisions for legal defeasance and covenant defeasance at any time of the Indebtedness on this Note upon compliance by the Company with certain conditions set forth therein.

10.

DENOMINATIONS; EXCHANGES. (a) The Notes are issuable in registered form without coupons in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

11.

HOLDER AS OWNER. Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any Agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Company, the Trustee or any Agent of the Company or the Trustee shall be affected by any notice to the contrary.

12.

NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

13.

LOSS, THEFT OR DESTRUCTION. In case any Note shall at any time become mutilated or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as maybe required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Company in exchange for the Note so mutilated, or in lieu of the Note so destroyed or lost or stolen, but, in case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Company that such Note was destroyed or lost or stolen and, if required by the Company or the Trustee, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

14.	GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

___________________________________

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

___________________________________

the within Note of Frontier Communications Corporation and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Frontier Communications Corporation, with full power of substitution in the premises.

Dated:______________________________

Signature ___________________________

NOTICE:                                   THE SIGNATURE TO THIS ASSIGNMENT
MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE SHOULD BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF THE NEW YORK STOCK EXCHANGE.

Signature Guarantee:                                     Tax Identification No.:

__________________________________________________________

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is U.S.$             .  The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized officer of Trustee